Exhibit 99.1

Contacts:

Media: Margaret Kirch Cohen, 312-696-6383 or margaret.cohen@morningstar.com

FOR IMMEDIATE RELEASE

Kunal Kapoor Promoted to President of Morningstar’s Data Division

CHICAGO, May 15, 2012—Morningstar, Inc. (Nasdaq: MORN), a leading provider of independent investment research, today announced that Kunal Kapoor, 37, has been promoted to president of Morningstar’s Data division, effective June 4. Kapoor will replace Liz Kirscher who, as previously announced, is leaving the firm in June.

Joe Mansueto, chairman and CEO of Morningstar, said, “Kunal has worn many hats since joining us 15 years ago. He began as a data analyst, later led our fund analyst team, and has held key roles in each of our four divisions—data, software, research, and investment management. We tapped him to head up our equity data business two years ago, and he has accomplished a great deal in a short time. Kunal has had many successes during his tenure here. His promotion to president of our global data business, our largest product in terms of revenue, is well deserved.”

Kapoor joined the company in 1997 as a data analyst. He was a fund analyst for three years and in 2001 became a senior research analyst for Morningstar Investment Services, Inc., a registered investment advisor and wholly owned subsidiary of Morningstar, Inc. He was appointed director of mutual fund analysis in 2004 and director of business strategy for Morningstar’s international operations in 2006. He also served as president and chief investment officer of Morningstar Investment Services. In 2009, he became president of individual investor software, including Morningstar.com, the firm’s investment website. In 2010, his role expanded to include equity data and, more recently, real-time data.

Kapoor holds a bachelor’s degree in economics and environmental policy from Monmouth College and a master’s degree in business administration from the University of Chicago Booth School of Business. He also holds the Chartered Financial Analyst (CFA) designation and is a member of the Investment Analysts Society of Chicago. In 2010, Crain’s Chicago Business named Kapoor to its annual 40 Under 40 list.

Morningstar’s Data division collects and maintains data on more than 380,000 investment offerings, including stocks, mutual funds, and similar vehicles along with real-time global market data on more than 8 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individuals, financial advisors, and institutions. Morningstar offers investment management services through its registered investment advisor subsidiaries and has more than $190 billion in assets under advisement and management as of March 31, 2012. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including ongoing economic weakness and uncertainty; the effect of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; the increasing concentration of data and development work carried out at our offshore facilities in China and India; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to successfully integrate acquisitions; challenges faced by our non-U.S. operations; and a prolonged outage of our database and network facilities. A more complete description of these risks and uncertainties can be found in our other filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2011. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information or future events.

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